Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 The only transcription company with ListenLinkTM! Rate this transcript (CTRL + click): poor excellent New Earnings Call Conference Call May 13, 2025 Operator: Good morning, ladies and gentlemen and welcome to the Natural Gas Services Group Incorporated Quarter 1 Earnings Call. At this time, all participants are in listen-only mode. Operator assistance is available at any time during this conference by pressing 0#. Now I would like to turn the call over to Ms. Anna Delgado. Please begin. Anna Delgado: Thank you, Luke. Good morning, everyone. Before we begin, I would like to remind you that during the course of this conference call, the company will be making forward-looking statements within the meaning of federal securities laws. Investors are cautioned that forward-looking statements are not guarantees of future performance and those actual results or developments may differ materially from those projected in the forward-looking statements. Finally, the company can give no assurance that such forward-looking statements will prove to be correct. Natural Gas Services Group disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. Accordingly, you should not place undue reliance on forward- looking statements. These and other risks are described in yesterday's earnings press release and in our filings with the SEC, including our Form 10-Q for the period ending March 31st, 2025, annual report on Form 10-K for 2024 and our Form 8-Ks. These documents can be found in the investor’s section of our website located at www.ngsgi.com. Should one or more of these risks materialize or should underlined assumptions prove incorrect, actual results may vary materially. In addition, our discussion today will reference certain non-gap financial measures including EBITDA, adjusted EBITDA, and adjusted gross margin among others. For reconciliations of these non-gap financial measures to the most directly comparable measures under gap, please see yesterday’s earnings release. I will now turn the call over to Justin Jacobs, our Chief Executive Officer. Justin. Exhibit 99.1

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 2 of 13 Justin Jacobs: Thank you, Anna, and good morning, everyone. I would like to welcome all participants to our first quarter 2025 earnings call. Let me first introduce the team. Joining me today, we have Ian Eckert, our Chief Financial Officer and Brian Tucker, our President and Chief Operating Officer. I would also like to extend special thanks to the entire NGS team for their dedication, passion and unwavering commitment to servicing our customers. After two record years at NGS, we started off 2025 in great fashion. I continue to believe NGS has a very strong competitive position and will continue to deliver attractive growth in revenue and profit in the years ahead. Market demand for compression remains strong and our success in winning market share stems from a combination of our innovative technology, high service levels driven by the strength of our people and flexible balance sheet. While there has been a great deal of market volatility over the past couple of months, we have been fortunate that our business has not been materially impacted to date. Our 2025 unit deliveries, all of which are under long-term contract, remain on target. In addition to the already contracted unit deliveries in 2026, our discussions with customers remain focused on growth in the future. We have and continue to allocate capital prudently, supported by our expanded credit facility and a balance sheet that affords flexibility even in these volatile markets. I’ll give just a couple of highlights as it relates to first quarter financial performance. Rental revenue hit a quarterly record of $38.9 million, a 15% increase versus the prior year quarter and 2% sequentially. Adjusted rental gross margin of 61.9%, another banner quarter for margins. Adjusted EBITDA of $19.3 million in the quarter, once again a record number. We finished the quarter at 2.18 times leverage, providing significant margin of safety against any currently unforeseen softening of results while also providing significant offensive firepower to maintain organic growth and add inorganic growth to the mix. As a final note in the quarter, we exceeded our internal expectations, which I will discuss further in the forward- looking guidance. Turning to overall marketing conditions, there is obviously a lot going on in macroeconomic factors and commodity markets. Since our last call, we’ve seen WTI in the 50s, in the 70s, and everywhere in between. And our last call was less

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 3 of 13 than two months ago. We’ve used this volatility to look at the business in multiple cases -- an upside, a downside, and stable -- so that in each case, we can mount an offensive game plan. We remain confident in our ability to perform regardless of the volatility or price level that we see. Looking at the public pronouncements of customers to date, we’ve seen modest capex reductions that are not hitting us. These public statements are consistent with our discussions with customers that show a locked-in 2025 and growth in 2026. Obviously, we are keeping a very keen eye on this area. Natural gas prices are currently hovering in the mid $3s after peaking above $4 with a broad range of 2026 forecasts, some stable with current levels with others well into the $4s and beyond. LNG export growth and new pipeline projects could create upside for our small and medium fleet and present an entry point into midstream large horsepower compression, a potential tailwind not yet reflected in our models. While tariffs remain a source of volatility, the direct impact on NGS is minimal given our supply chain consists of mostly domestic vendors and major imported components are largely exempt. That said, the indirect effects are harder to predict so we will continue to monitor the market and engage with our customers and suppliers to better assess any indirect risks and plan accordingly. As it stands now, our business and customer installations remain on track for what is shaping up to be a strong 2025 and 2026. I’d like to now shift to our strategy and provide some updates as it relates to our growth and value drivers. I’m going to focus on three of them today: asset utilization, fleet expansion and M&A. I’ll start with asset utilization which is comprised of converting non-cash assets into cash and increasing utilization of our existing fleet. Our Days Receivable improved from 118 days a year ago to 35 days at the end of Q4 ’24 and stayed at 35 days at the end of Q1 ’25. This has been great progress which we are now maintaining. Additionally, we made significant progress on monetizing the $11 million income tax receivable. It was recently submitted to the Joint Committee on Taxation in the US House of Representatives for final approval. This is the last approval required, and, typically, this takes less than 12 months. We look forward to

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 4 of 13 reporting the collection of this amount, nearly $1.00 per share in cash in the near future. We have significant owned real estate, which we are looking to monetize in the near term. Currently, we’re focusing on the two largest assets, our corporate headquarters in Midland and our recently closed fabrication shop in Midland. We also have opportunities to produce inventory further. As I’ve stated previously, the combination of the income tax receivable, owned real estate, and inventory creates an opportunity at least as large as the approximately $25 million we monetized in accounts receivable in 2024. Lastly, I’ll add that in terms of horsepower utilization, the vast preponderance of idle horsepower is in small and medium units. We’re continuing to review options for technology upgrades, electric conversions, and monetization. Although still early, I’m starting to see some green shoots in this area. Certainly, strengthening natural gas prices and increased volumes are helping, but I think the technological innovation service levels we are providing are starting to make a difference. As I’ve mentioned previously, this was never going to get fixed in a couple of quarters. This will take time, and while I don’t have enough data points to have a trend, I’m cautiously optimistic of some anecdotes. The third driver, fleet expansion. We have previously disclosed signed contracts and unit deliveries scheduled to add roughly 90,000 horsepower, mostly in 2025, with another significant number of signed contracts for unit deliveries in 2026. These commitments are all focused on large horsepower, including a material increase in electric motor drives. The majority of these fleet additions are allocated to a key customer that will ultimately become our second largest with well over 10% of our total revenue once units are set. As you will note in the 1st quarter of 10-Q, our largest customer was 46% of revenue in the quarter, down from 54% fiscal 2024. This decrease in concentration is due to growth in our other customers, not with any loss with Oxy as we continue to grow that relationship as well. Customer diversification has and continues to be a focus. We are growing both the number of key accounts and the volume of business we are doing with them. The fourth and final driver, M&A. We remain focused on continuing to drive significant organic growth while at the same time continuing to explore the M&A

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 5 of 13 markets. We remain well-positioned, both operationally and financially, should strategic and accretive acquisition opportunities emerge. Given the current state of the markets, we believe consolidation will continue this year and more attractive assets may be in play. Our strong balance sheet and leverage position coupled with a volatile commodity back, excuse me, backdrop makes us a natural consolidator where valuations are attractive. In April of this year, we amended and expanded our revolving facility from $300 million to $400 million with an accordion feature raised from $50 million to $100 million. The amended facility has lower pricing and a more accommodating leverage covenant as well. This is a significant win that supports our industry leading organic growth and provides optionality for M&A. We appreciate the continued confidence of our banking group and welcome our new lending partners. We look forward to delivering for them and for our shareholders. With that, I’ll turn the call over to Ian to review 1st quarter performance in more detail. Ian Eckert: Thank you, Justin, and good morning to those joining us. I’ll begin with a brief overview of our 1st Quarter 2025 Financial and Operational Performance. For the 1st quarter of 2025, Natural Gas Services Group reported total revenue of $41.4 million. A 12% increase over $36.9 million recorded in the 1st quarter of 2024. Rental revenue was $38.9 million, up 15% year over year and 2% sequentially. This increase was driven by higher average rented horsepower and continued pricing improvements, particularly from large horsepower units. Total adjusted gross margin for the quarter was $24.3 million, an increase of $3.1 million over the prior year quarter and $1.3 million sequentially. Adjusted gross margin percentage came in at 58.6%, representing a 140-basis point improvement over Q1 2024 and a 210-basis point improvement compared with the 4th quarter of 2024. These results reflect sustained pricing discipline, unit additions, and enhanced cost controls. Rented adjusted gross margin reached 61.9%, up 80-basis points from the prior year, and 150-basis points sequentially, marking one of the highest levels we’ve achieved in the past decade or so.

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 6 of 13 Net income for the quarter was $4.9 million or $0.38 per diluted share, compared to $5.1 million or $0.41 per diluted share in the prior year period. Sequentially, net income increased by $2 million, largely reflecting the impact of the inventory allowances recognized in the 4th quarter of 2024 tied to the closure of our Midland, Texas fabrication facility. SG&A expense rose by $0.7 million year on year to $5.4 million. However, as a percentage of revenue, SG&A remained essentially flat at 13%. Adjusted EBITDA for the 1st quarter was $19.3 million an increase of 14% compared with the 1st quarter of 2024 and 7% sequentially. As of March 31st, 2025, rented horsepower totaled approximately 493,000, representing an 11% year over year increase. Utilization was 81.7%, essentially unchanged from a year ago, and all recently deployed large horsepower units were fully utilized. Moving to the balance sheet, we ended the quarter with $168 million outstanding on our revolving credit facility. The leverage ratio was 2.18 times, down from 2.36 times at year end ’24, and our fixed charge coverage ratio improved to 2.98 times. As of the end of the 1st quarter, we had $132 million in available credit. This excludes the $100 million expansion that we secured in April. These results put us well within our covenant thresholds. Accounts receivable were $15.4 million at quarter end, a modest decline from year end levels. Days sales outstanding performance remains strong, reflective of our continued efforts to monetize non-cash assets. Cash from operations of $21.3 million nearly quadrupled the $5.6 million generated in the first quarter of last year. Capital expenditures in the quarter totaled $19.3 million including $16.7 million of growth capital and $2.6 million of maintenance capital. Gross spending is in line with our 2025 plan and will be weighted toward the back half of the year in conjunction with scheduled unit deployments. Our focus remains on margin expansion, disciplined cost control, and capital efficiency. Our balance sheet is solid, and we have ample liquidity to fund our growth initiatives, which potentially could include pursuit of value accretive acquisition opportunities. With that, I’ll turn the call to Justin for closing remarks.

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 7 of 13 Justin Jacob: Thank you, Ian. We entered 2025 with strong momentum, and our Q1 results exceeded our internal expectations. With that background, we are increasing the high end of our adjusted EBITDA guidance to $79 million. To preempt some of the conversations I suspect I might have with those following our stock, I know that our Q1 adjusted EBITDA of $19.3 million annualizes to $77.2 million. This puts us above the midpoint of our revised range without accounting for unit delivery schedule, which is predominantly in the second half. I suspect I might hear the word sandbagging at some point in those conversations. Given the current macro uncertainty, and we’re only two months since our year-end call, I’m going to be, as I will describe it, prudent and a little patient to see another quarter of results and more importantly, overall market conditions. If macroeconomic conditions were more similar to 2024, then the high end of guidance would likely have had an eight on the front of it. I will reiterate that I do not currently see any material impacts of tariffs on our business, and I’m excited for the balance of 2025 and 2026. We are maintaining the growth capex guidance we provided in March of $95 million to – excuse me, let me [Laughter] start over again there. We’re maintaining the growth capex guidance we provided in March of $95 to $120 million, heavily weighted to the second half, alongside maintenance capex of $10 million to $13 million and a target of at least 20% return on invested capital. Rental revenue, margins, and EBITDA are all tracking in line or ahead of plan, and our expanded credit facility gives us the firepower to capitalize on organic growth and strategic M&A. We will continue investing in technology, systems, and people to deepen customer partnerships, improve service levels, and further differentiate NGS. In short, it’s an exciting time for our company. We are taking market share, strengthening our financial position, and focusing intensely on creating meaningful value for our shareholders. Thank you again for your interest in NGS. Operator, we are now ready to take -- to open the call for questions. Operator: Ladies and gentlemen, at this time, we will conduct the question and answer session. If you would like to state a question, please press 7# on your phone now, and you will be placed in the queue in the order received. You can press 7# again at any time to remove yourself from the queue. We are now ready to begin. Our

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 8 of 13 first question comes from Mr. Rob Brown with Lake Street Capital Markets. Go ahead, please. Rob Brown: Good morning. Justin Jacob: Good morning, Rob. Thanks for calling in. Rob Brown: First question is on the current demand environment and the volatility. Obviously, I know it’s a bit of a volatile situation, but what’s sort of the indications from customers, and how do you see that flowing into your conversations? Is it really timing of the ‘26 deployments, or is there starting to be some pricing pressure and what’s sort of the demand environment implications at the moment? Justin Jacob: I would say we haven’t really seen much of a change in the demand environment. Over the past, let’s call it, 60 to -- from 90 days ago. 2025 is essentially all locked in, still having discussions with customers about 2026 growth. We have a significant number of units already contracted for delivery throughout 2026, and there remain ongoing discussions of incremental units to get contracted in 2026. So, from the demand environment there, really haven’t seen any change. It remains a strong environment. On the pricing side, no material discussions. I mean, obviously, there are always times with customers to ask for a price, but there’s nothing that’s any different from the environment we’ve seen, or at least since I’ve seen since becoming CEO. So, it’s really pretty consistent from where we were even 90 days ago. Rob Brown: Okay. Great, thank you. Then on the gross margins, they continue to tick up. Was there anything unusual in the quarter or is this just a function of the high horsepower and should that continue to expand as the mix grow? Justin Jacob: Let me address two parts to the margin. One is the rental adjusted specifically and then the overall adjusted gross margin. On the rental adjusted, we’re seeing consistency in that something with a six on the front of it. We were, 61.9% this quarter. The differences there are some items including parts, where you can see some movement in that quarter to quarter. It’s not huge movements, but it can be enough to move it from a 61.9% to something that’s 60.5% -- in that zone. So, it does create just a little bit of movement, and some of those types of items, were a

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 9 of 13 little light in the first quarter. So, that’s the natural volatility we’re expecting to see, but I think we’re proving that pretty consistent in the rental adjust rental adjusted gross margins, and this particular quarter was a high end of that range. The overall, we were able to reduce the gross margin impact of the sales line. That was particularly high in the 4th quarter of ’24 as we were closing the Midland Fab facility. We’ve mitigated significant amount of those losses in the 1st quarter, and that’s helping the overall adjusted gross margin as well. Rob Brown: Okay, great. Thank you. Congrats on the good quarter. Justin Jacobs: Thanks, Rob. I appreciate it. Operator: Thank you very much. Our next question comes from Mr. Jim Rollyson with Raymond James. Go ahead, sir. Jim Rollyson: Hey. Good morning, Justin and Ian. Maybe start from that question on the follow up on that margin question. You guys have obviously kind of in hanging around the below 60% range in rental specifically. I’m wondering, as we go through the year and you start taking the bulk of your new deliveries just, is there anything on the cost side as you kind of get prepped for those going in the field that might drag that down? Or is kind of a +60% rental margin been pretty sustainable as we go forward? Justin Jacobs: If you look historically for NGS now and historically mean, if you look over the kind of the last five years as we’ve been setting increasing the amounts of large horsepower, there have been in certain instances over that period a temporary blip and expenses on installation. Now sometimes that’s offset with revenue, sometimes not, depends on the customer and just kind of depends in – and sometimes there’s been no impact at all. It’s something we’re obviously close with looking at and monitoring to ensure to the greatest extent that doesn’t happen. It’s possible there will be some, but it would be very temporary in nature, and I wouldn’t expect it to be a significant impact. Could it put us to kind of the lower end of the range on what we’ve seen on the rental adjust gross margin of the past six to eight quarters, or probably six quarters? It could. I don’t foresee anything specific today, but it’s just something that were closely looking at, and it would be temporary in nature.

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 10 of 13 Jim Rollyson: Got you. That’s kind of seems like low to mid-point of guide in front of it embed the maybe even 60-ish or low 60, so I just try – or sub 60 range so it start to get on that. Then you talked a little bit of update around some of the monetization plans. Maybe just a reminder, you went through the AR last year and still on the 30 days range, which is pretty impressive. As you go through and focus on the real estate, a couple of specific targets you mentioned and the tax receivable, what is your general plan for use of proceeds there? Given that you guys aren’t at stage of returning capital that just redeploying into additional organic growth, is that the general kind of thought process right now? Justin Jacobs: It is. I think it’s to – at that particular time as we’re creating proceeds from any of those different items that you mentioned, whether real estate or income tax receive, or inventory, the immediate use would be the pay down debt. But then it’s organic growth, and there have been discussions both publicly and privately of return of capital and that is something that the board is looking – has looked at closely and has continued to look at very closely of what do we think is the appropriate time and way to move to return our capital to shareholders. On the one hand, we’re growing at a very high rate and have, we believe, a very high return on invested capital that we’re generating. On the other hand, our industry is one of which, I think shareholders have an expectation around some form of return of capital, and the board is sensitive to that, and I think that’s really just the timing of -- when do we move on that. That’s something we’re looking very closely. Jim Rollyson: Got it. Appreciate that. Congrats again on the new credit facility, especially given the market environment when you guys got that signed up. Justin Jacobs: Thank you very much. We were quite happy to get that closed. I think it was around two days after April 2nd. As I looked at the high yield and term loan B market, not very much was getting done so we thought it really spoke to the strength of the relationship and of the business. Operator: Thank you very much. Our next question comes from Mr. Selman Akyol, Stifel. Go ahead, please. Tim: All right. Good morning. This is Tim on for Selman. Congrats on the quarter. Justin Jacobs: Good morning, Tim. Thanks for joining.

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 11 of 13 Tim: Just first question, do you anticipate any of this crude oil volatility to kind of bring some of the smaller compression providers to market, and then also given some producers are trimming some of their capex, do you think there is potential outsource compression and less insource compression? Justin Jacobs: So, on the impact of crude oil prices, I think for us, that’s primarily our horsepower sizes that are servicing really more crude oil wells, are the large horsepower and the medium. In terms of the small horsepower, that’s driven more by natural gas prices, and as I mentioned at the prepared remarks, we’ve received some green shoots there. Nothing trend that I would point to at this point, but I think there are some people who believe that, LNG is really going to drive significantly both, not just volumes prices. Too early to tell on that at the impact of small horsepower but I think the trend is modestly favorable at this point. In terms of the capex budgets, the ranges I’ve seen so far kind of – you know, I think the low end was kind of like 2.5% decrease up to kind of 10%, really not hitting any of the areas in their budgets that impact us. In fact, as I’ve read, a number of customer releases, there’s really a big focus on productivity. That really plays into our strong suit in terms of the technological innovation in our units. We help drive productivity and run time for our customers. So, I think there’s actually a greater focus on that. In terms of insourcing versus outsourcing, I think it’s too early to tell on that. One would think if companies are concerned about leverage and cutting back capital, they would move more towards a renting mindset versus a buying mindset. But I think it’s too early to tell on that. Tim: Got it. Perfect. Just wondering if you could give an update on lead times for engines, frames, and packages, just kind of what you’re seeing in real time on that. Justin Jacob: Sure. Really no difference from last quarter. The engines are running depending on the model and the manufacturer of the model -- you know, you’re looking probably somewhere six to nine months. Compressor frames at the shorter end of that. And fabrication is nine to as much as 12 months. So, really no change in that. Tim: Awesome. Thank you, guys, for the time. Justin Jacob: Thank you, Tim. Appreciate it.

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 12 of 13 Operator: Again, if you have any questions, please press 7#. Our next question comes from Tate Sullivan with the Maxim Group. Go ahead, please. Tate Sullivan: Hi. Thank you. Good morning, Justin. Just circling back to a comment from earlier. Did you say the potential for sale proceeds from Midland Assets, the offering from Fabrication Facility, is that at least the $25 million decrease in receivables? Did you frame it that way? Justin Jacob: Yes. So, if you look at the aggregate of those three different areas, meaning the income tax receivable, which that amount is defined, $11 million, and then adding in the proceeds from monetization of the real estate and inventory combined, we see that as an opportunity that’s at least as part of the approximately $25 million of cash we were able to pull out of AR in 2024. Tate Sullivan: Then Midland in the last two months, have there been a fair amount of real estate transactions at the building transactions in Midland? Justin Jacob: I think relative to the size of the market, yes, it’s still been active. Real estate is a little bit more difficult to predict the time, a little bit longer lead time, and so we’re actively working on those. The Midland Fab Facility, we didn’t have fully closed down until really the end of the first quarter. So, those are ongoing processes in terms of monetizing those. I think they’re attractive assets, and I think we aren’t in a rush that we have to sell them for any reason. It’s just improving the capital efficiency of the business so we can be prudent and move at our pace in terms of realizing full value there. Tate Sullivan: Thank you. And then a metric in the queue that you highlighted in the K, I haven’t focused on much before, is the percent of your horsepower directed on a month- to-month basis. It was 22% in the first quarter. Do you think that’s a level that will remain around that level or continue to come down as you deploy more larger horsepower on a month-to-month basis? Justin Jacob: I think that number has been trending down over the quarters. And any new units going out, they’re all large horsepower, they’re all pre-contracted. And those are contract ranges that are in the three- to five-year range and typically towards the

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 13 of 13 high end of that. So, the impact is, yes, that number should continue to trend down. Tate Sullivan: Then last, please, is your comment on LNG, is it mostly related to putting currently unutilized smaller horsepower out into the field, or could it indicate that some larger horsepower would be for midstream purposes or mostly on the smaller horsepower? Justin Jacob: So, in terms of our customers today and our applications, it is increased volumes of small horsepower used in gathering natural gas, and that’s where we’re seeing some increased level. It’s a modest increase, but I think there is some at least positive feelings around that. We aren’t in the midstream today, in true midstream on pipelines, but I think that is a potential opportunity. And even if we don’t penetrate that customer base, it keeps what is, you know, exceptionally, basically 100% utilization of the large horsepower across the industry. It keeps that supply very, very tight. So even if we don’t enter into a midstream application, it just keeps the overall market very tight for where we are today in the large horsepower. Tate Sullivan: Thank you very much. Justin Jacob: Thank you, Tate. Appreciate it. Operator: Thank you, and I don’t see any other questions. Justin Jacob: Great. So, thank you, Luke, and thanks for all of your questions and participation on the call. We sincerely appreciate your support. We look forward to updating you on our progress in the next quarter. Thank you, and I hope everybody has a great day. Operator: This concludes today’s conference call. Thank you, everyone, for attending. Thank you. - End of Recording -